The livethesource® compensation plan is designed to allow individuals to work at their own pace and reach financial goals that they may have only dreamed about. With livethesource®, you work for yourself but not by yourself. You are surrounded by uplines and downlines that include people with experience, passion and the desire to help people. In the livethesource® compensation plan, financial potential is limited only by your willingness to help people and to set goals while creating a company directed and focused business plan.

The objective of the livethesource® compensation plan is to help distributors stay active far longer than in other companies. We want the distributors to be able to earn income from the first day along with understanding how ‘People Helping People’ will truly change their lives. Our plan allows distributors to keep customers longer with customer offers, incredible products and promotions for lifestyle changes. livethesource® will also provide state of the art training which will include tracks to run on, effective recruiting, People Helping People leadership training and Diamond Summit Training for advanced leadership skills.

The livethesource® Compensation Plan Overview
Placement Feature
. You may take a first line personally sponsored distributor and move them, their organization and organization volume, anywhere within your organization you feel it’s most needed. The newly sponsored distributor must be moved within the calendar month they join or they remain on your first level. Simply go to MY Organization/Change Personally Sponsored Placement and fill in the appropriate ID numbers”. Another livethesource® feature of People Helping People.

There are four distinct price lists given to each product:
• The Retail price is the price Customers pay.
• The Preferred Customer Program price is the price paid by Customers who are on autoship {10% discount off retail price}
• Distributor price is 25% discount off retail price
• Distributor Autoship (livethesource® Plan) {25% discount off retail price}
• PV reflects all purchases made by the individual distributor as well as any volume from their customers
• GV reflects all the volume (including your PV) from your downline organization
• livethesource® autoship is the monthly order automatically shipped on any business day up to the 25th of the month.
• Each product has a point or volume amount called business volume (BV). livethesource® Distributors accumulate BV. Your commissions are calculated on the BV of each product sold or purchased by your downline organization. The greater the BV the higher your commissions.

Rank Advancement
A livethesource® distributor advances in rank when they:
• Place a personal order of 108PV every month (customer orders count as PV for the distributor)
• Meet the GV (group volume) requirement of the specific rank

• Meet the required number of qualified legs for each rank. (A qualified leg has a required rank anywhere in that leg.)
• To receive commissions for any given month, a distributor must have a PV of 108 for that month.

Six ways to earn income with livethesource®
• Retail commissions
• As a new Distributor, you will be generously compensated for every sale generated by your customers (You purchase product at wholesale and sell to customers at the retail price. 25% profit. Distributors on autoship earn a 25% discount.
Retail commissions can pay for your product by:
• Join the livethesource® autoship program where you can purchase your product for a 25% discount or $36.00 per bottle.
• Find three families who each purchase three bottles of daily source™ per month.
• 3 bottles at $48.00 apiece = $144.00. As your cost is $108 you earn $36.00
• $36.00 profit X 3 families = $108 and your product is free.
• Uni-Level Pay
• Uni-Level Pay is added to Retail Commission to additionally reward you. You can earn Uni-Level commissions down through 4 levels
• The commission levels earned is determined by your rank. Rank is the title given to Distributors upon meeting monthly Personal and Rank requirements. Personal Requirement is all personal business volume ordered on your personal account. Rank Requirement is the combination of total volume by all distributors in your organization. This includes your PV.
• Below is a detailed chart showing the different ranks, the number of levels paid per rank and the percentage for each rank and level.
• Generation Pay
• As you enroll additional Distributors in your team and support them in building teams of their own, your downline will quickly grow. Generation Pay provides incredible rewards for leaders who help others become leaders. The livethesource® approach to leadership is to reward building a significant income with teams of your rising stars.
• Generation Pay is powerful - it contributes toward a majority of the monthly residual income of livethesource® leaders. Instead of earning a commission on one specific level, as is the case with Ranks Personal Requirement Rank Requirement
Distributor 65 PV 100 GV
Executive 108 PV 400 GV
Bronze 108 PV 1200 GV Must include three (3) Qualified Executive Legs
Silver 108 PV 5000 GV Must include three (3) Qualified Bronze Legs
Gold 108 PV 20,000 GV Must include three (3) Qualified Silver Legs
Platinum 108 PV 60,000 GV Must include three (3) Qualified Gold Legs
Diamond 108 PV 180,000 GV Must include three (3) Qualified Platinum Legs
Ambassador 108 PV 540,000 GV Must include three (3) Qualified Diamond Legs with one Personally sponsored Diamond (which could be one of the legs)
Uni-Level Pay, you earn a commission from one rank to the next. For example, Silver Distributors earn Generation Pay on all the Customers and Distributors between them and their next Silver.

Moreover, the percentages are recalculated with each additional leg you have. A leg starts with every Distributor you personally enroll. Therefore, as you add width to your group by enrolling more Distributors, you will earn more commissions. The possibilities are limitless!
The chart below displays all the generations and percentages that correspond with each of the ranks.
A generation is the position of all the team members between you and a Distributor who has the same or higher qualified rank in your organization. For example, a Silver generation is defined as all the team members between you and the first Silver, Gold, Platinum or Diamond in each leg of your team. This person could be on your first level, 10th level or 100th level. A Silver Distributor earns Generation Pay on generation deep. In the example below, as a Silver Distributor you will earn 5% Generation Pay on all the volume of the Distributors between you and your first Silver. Since the first Silver is on the Distributor’s 12th level, the Silver Distributor will earn 5% Generation pay down to level 12. Then you will also receive 4% down to your next Silver.
Distributor Executive Bronze Silver Gold Platinum Diamond Ambassador
LV 1 5% 5% 5% 5% 5% 5% 5% 5%
LV 2 5% 5% 5% 5% 5% 5% 5% 5%
LV 3 15% 15% 15% 10% 10% 10% 5%
LV 4 5% 5% 5% 5% 5% 5%
Silver (S) Gold (G) Platinum (P) Diamond (D) Ambassador
S S G S G P S G P D S G P D
Generation 1 5% 5% 4% 5% 4% 3% 5% 4% 3% 2% 5% 4% 3% 2%
Generation 2 4% 4% 4% 4% 4% 3% 4% 4% 3% 2% 4% 4% 3% 2%
Generation 3 3% 3% 2% 3% 2%
Generation 4 2% 2%
Generation 5 2% 2%
Generation 6 1%
Level Title Generation Pay
0 You - Silver
1 Distributor
2 Executive
3 Bronze
4 Distributor
5 Bronze
6 Executive
7 Executive
8 Distributor
9 Distributor
10 Bronze
11 Distributor

12 Silver 1
13 Bronze
14 Bronze
15 Distributor
16 Gold 1
17 Silver 2
5%
4%
In summary, the chart below is a representation of a hypothetical percentage payout as a Distributor advances from one rank to the next. The key to understanding Generation Pay is that you will earn 5% to the first Silver, Gold, Platinum or Diamond; 4% to the second Gold, Platinum or Diamond; 3% to the third Platinum or Diamond; 2% to the fifth Diamond; and 1% to the sixth Diamond.
SILVER GOLD PLATINUM DIAMOND AMBASSADOR
Level Description Silver Silver Gold Silver Gold Platinum Silver Gold Platinum Diamond Silver Gold Platinum Diamond
1 Distributor
2 Executive
3 Executive
4 Distributor
5 Executive
6 Executive
7 Executive
8 Distributor
9 Bronze
10 Bronze
11 Distributor
12 Silver 1
13 Bronze
14 Bronze
15 Distributor
16 Gold 1
17 Silver
18 Silver
19 Silver
20 Gold 2
21 Platinum 1
22 Gold
23 Silver
24 Silver
25 Platinum 2
26 Gold
27 Gold
28 Platinum 3
29 Diamond 1
30 Diamond 2
31 Diamond 3
32 Platinum
33 Diamond 4
34 Diamond 5
35 Platinum
36 Gold
37 Diamond 6
4% 4% 4% 4%
3% 3% 3%
4% 4% 4% 4%
3% 3%
3%
3% 3% 3%
2% 2%
2%

2%
2%
2%
2%
2%
2%
2%
1%
5%
4%
5%
4%
5%
4%
5%
4%
5%
4%
• Car Bonus
• livethesource® will pay up to $1600 per month in a car allowance. To become car qualified, you must achieve and maintain your title and volume requirements for four consecutive months and have at least four legs with maximum individual leg contribution of 40% from the strongest leg, 30% from the second largest leg, 20% from the third largest and 10% from the fourth largest leg.
• The car program becomes available for Gold and above ranks.
• livethesource® Ambassador Bonus
• Achieving the rank of Ambassador is truly an extraordinary achievement and liivethesource™ rewards this accomplishment by paying a 1% leadership bonus every month. The Ambassador Bonus is calculated by taking 1% of total company commissionable volume and dividing it by the total number of Ambassador shares. An Ambassador earns one share for qualifying as an Ambassador and one additional share for each Ambassador leg in their organization. An Ambassador leg is any leg that has a qualified Ambassador in it during the current month.
• Incentives and Trips
• Diamond Summit Training
• Gold Distributors and above who qualify will participate in several schedules retreats per year that will include advanced business and leadership training with corporate staff and Diamonds and Ambassadors.
• Diamond Club
• Once a year this all expense trip which include:
• Relaxation in one of the world’s most luxurious resorts
• Team building with other qualified Diamonds and Ambassadors
• Time with Corporate Executives and Field Leaders
• Annual and Semi-annual contests and promotions
• livethesource® will offer annual and semi-annual contests with winners qualifying for trips to exotic locations. These contests are open for all Distributors and above